UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2006

NOVAMED, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-266251	36-4116193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 North Michigan Avenue
Suite 1620
	Chicago, Illinois	60611
	(Address of principal executive offices)	(Zip Code)

(312) 664-4100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The sole purpose of this Current Report on Form 8-K/A is to include the formerly redacted portions of, and the schedules and exhibits to, the previously filed Fifth Amended and Restated Credit Agreement by and among NovaMed, Inc., National City Bank of the Midwest, as agent and lender, LaSalle Bank National Association, as documentation agent and lender, and Associated Bank, N.A., Charter One Bank, and The Northern Trust Company as the other participating lenders, filed with the Securities and Exchange Commission on July 6, 2006.  The redacted portions of this agreement were previously omitted pursuant to a request for confidential treatment, which has been subsequently withdrawn.

Item 9.01            Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description
10.45

Fifth Amended and Restated Credit Agreement by and among NovaMed, Inc., National City Bank of the Midwest, as agent and lender, LaSalle Bank National Association, as documentation agent and lender, and Associated Bank, N.A., Charter One Bank, and The Northern Trust Company as the other participating lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAMED, INC.

Dated: May 30, 2007	By:	/s/ SCOTT T. MACOMBER
Scott T. Macomber
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.45

Fifth Amended and Restated Credit Agreement by and among NovaMed, Inc., National City Bank of the Midwest, as agent and lender, LaSalle Bank National Association, as documentation agent and lender, and Associated Bank, N.A., Charter One Bank, and The Northern Trust Company as the other participating lenders.